EXHIBIT 32.1

SECTION 1350 CERTIFICATION

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Gabriel Technologies Corporation (the “Company”), does hereby certify that to such officer’s knowledge:

(1) The Quarterly Report on Form 10-QSB of the Company for the period ended September 30, 2006 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

This certification is made solely for the purposes of U.S.C. Section 1350, and not for any other purpose.

Date: December 19, 2006

/s/ Keith R. Feilmeier
Keith R. Feilmeier
President and Chief Executive Officer
(principal executive officer and principal
financial and accounting officer)